UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2018

UNITED NATURAL FOODS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-15723	05-0376157
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

313 Iron Horse Way, Providence, RI 02908
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (401) 528-8634

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.     Submission of Matters to a Vote of Security Holders.

United Natural Foods, Inc. (the "Company") held its Annual Meeting of Stockholders (the "Annual Meeting") on December 18, 2018. At the Annual Meeting, a total of 44,001,280 shares of the Company's common stock, out of a total of 51,312,651 shares of common stock outstanding and entitled to vote as of the record date, were present in person or represented by proxies. The Company’s stockholders voted on three proposals at the Annual Meeting. The results of voting on the three proposals, including final voting tabulations, are set forth below.

(1)    The stockholders elected Eric F. Artz, Ann Torre Bates, Denise M. Clark, Daphne J. Dufresne, Michael S. Funk, James P. Heffernan, Peter A. Roy, and Steven L. Spinner to serve as Directors until the annual meeting of stockholders to be held in 2019 and until their successors are duly elected and qualified.

	For	Against	Abstain	Broker Non-Votes
Eric F. Artz	36,438,365	815,305	79,870	6,667,740
Ann Torre Bates	36,460,459	853,180	19,901	6,667,740
Denise M. Clark	36,030,247	1,283,455	19,838	6,667,740
Daphne J. Dufresne	35,959,437	1,354,008	20,095	6,667,740
Michael S. Funk	35,782,360	1,531,666	19,514	6,667,740
James P. Heffernan	30,854,173	6,457,856	21,511	6,667,740
Peter A. Roy	32,688,311	4,623,497	21,732	6,667,740
Steven L. Spinner	34,790,151	2,507,364	36,025	6,667,740

(2)    The stockholders approved the ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 3, 2019.

For	Against	Abstain	Broker Non-Votes
37,128,170	6,577,124	295,986	—

(3)    The stockholders approved, on an advisory basis, the Company’s executive compensation.

For	Against	Abstain	Broker Non-votes
34,078,743	3,194,203	60,594	6,667,740

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED NATURAL FOODS, INC.

By:	/s/ Jill E. Sutton
Name:	Jill E. Sutton
Title:	Chief Legal Officer, General Counsel and Corporate Secretary

Date:    December 19, 2018